Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542

Bel Reports Fourth Quarter and Full Year 2022 Results

A Strong Finish to a Record-Breaking Year

JERSEY CITY, NJ, Wednesday, February 22, 2023 -- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) today announced preliminary financial results for the fourth quarter and full year of 2022.

Fourth Quarter 2022 Highlights

•	Net sales of $169.2 million, up 15.0% from Q4-21
•	Gross profit margin of 31.0%, up from 26.7% in Q4-21
•	Net earnings of $14.0 million versus $8.0 million in Q4-21
•	Adjusted EBITDA of $25.0 million (14.8% of sales), up from $15.3 million (10.4% of sales) in Q4-21

Full Year 2022 Highlights

•	Record net sales of $654.2 million, up 20.4% from 2021
•	Gross profit margin of 28.0%, up from 24.7% in 2021
•	Record net earnings of $52.7 million versus $24.8 million in 2021
•	Record adjusted EBITDA of $83.0 million (12.7% of sales), up from $42.8 million (7.9% of sales) in 2021
•	Ended year with backlog of orders of $565 million, an increase of 21% from the 2021 year-end level

Product Group Highlights

	Sales			Gross Margin
	Q4-22	Q4-21	% Change	Q4-22	Q4-21	Basis Point Change
Power Solutions and Protection	82,119	59,281	38.5%	33.0%	30.9%	210
Magnetic Solutions	40,064	44,280	-9.5%	29.5%	22.9%	660
Connectivity Solutions	47,020	43,581	7.9%	23.6%	23.7%	(10)
Total	169,203	147,142	15.0%	31.0%	26.7%	430

	Sales			Gross Margin
	FY 2022	FY 2021	% Change	FY 2022	FY 2021	Basis Point Change
Power Solutions and Protection	288,366	218,035	32.3%	30.5%	27.0%	350
Magnetic Solutions	178,782	160,432	11.4%	27.6%	21.3%	630
Connectivity Solutions	187,085	165,027	13.4%	25.9%	26.4%	(50)
Total	654,233	543,494	20.4%	28.0%	24.7%	330

“Throughout 2022, we continued to deliver on our commitment to top line growth and sustainable margin expansion. This allowed us to close out the year strong with $654 million in sales and gross margin of 28%, reflecting meaningful improvements on both fronts from 2021,” said Daniel Bernstein, President and CEO. “These outcomes were the result of a collective team effort that better examined the way we do business and ensuring our resources are utilized effectively. We are committed to maintaining continuous pricing and cost discipline in all of our operations, and this remains an integral part of our company culture."

Farouq Tuweiq, CFO, added “As we look to 2023, the focus will be on profitable growth by investing in key and high-growth market segments, doubling down on new business development, and internal investments needed to support our customers. We believe that we will benefit from our diversity in end markets in 2023, as lower bookings from our magnetics networking customers are expected to be offset by higher demand from the commercial aerospace and eMobility markets, which generally have a bright outlook for the year and beyond. Further, we are excited to kick off the new year with our recently announced investment in Germany-based innolectric AG. Bel views eMobility as a promising growth sector and this complementary relationship brings the next-generation of fast-charging technology to Bel’s eMobility power offerings, further enhancing our competitive position in this emerging field," concluded Mr. Tuweiq.

Mr. Bernstein continued, "We appreciate all of the hard work and dedication of our associates around the world which enabled Bel to achieve these exceptional results from 2022 in a challenging environment. We look forward to continuing this momentum into 2023 in the areas in which we can control and remain optimistic on Bel's journey ahead."

Non-GAAP financial measures, such as Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA, exclude a gain on sale of property, acquisition-related costs, write-off of deferred financing costs and restructuring charges. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

Conference Call

Bel has scheduled a conference call for 8:30 a.m. ET on Thursday, February 23, 2023 to discuss these results.  To participate in the conference call, investors should dial 877-407-0784, or 201-689-8560 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of 20 days at this same Internet address.  For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 13735980 after 11:30am ET, also for 20 days.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits.  These products are primarily used in the networking, telecommunications, computing, general industrial, high-speed data transmission, military, commercial aerospace, transportation and eMobility industries.  Bel's portfolio of products also finds application in the automotive, medical, broadcasting and consumer electronics markets.  Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies).  The Company operates facilities around the world.

Company Contact:

Farouq Tuweiq

Chief Financial Officer

ir@belf.com

Investor Contact:

Three Part Advisors

Jean Marie Young, Managing Director or Steven Hooser, Partner
631-418-4339

jyoung@threepa.com; shooser@threepa.com

Forward-Looking Statements

Non-historical information contained in this press release (including the statements regarding expressions about management’s confidence and optimism and management’s expectations, beliefs or anticipations regarding our business, operations, products, market conditions, financial position, results, prospects, and future financial performance; management’s views, expectations, beliefs, intentions and plans with respect to our business and operations and anticipated results and future performance, including statements regarding the Company’s sales and margin, resource utilization, pricing and cost considerations, future plans and intentions for focus on profitable growth, opportunities for investment in certain markets, and new business development and internal investment; statements regarding expectations and beliefs about future performance for 2023 and beyond, including statements regarding continuing momentum, diversity in end markets, anticipated future trends in bookings, demand and outlook in particular customer and market segments; and statements regarding expectations and beliefs about the potential benefits of the Company’s investment in innolectric AG, about the eMobility sector and about Bel’s competitive position in the field) are forward-looking statements (as described under the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Actual results could differ materially from Bel's projections. Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers, and risks for the Company’s business in the event of the loss of certain substantial customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions; the impact of public health crises (such as the governmental, social and economic effects of COVID-19); the effects of rising input costs, and cost changes generally; difficulties associated with integrating previously acquired companies; capacity and supply constraints or difficulties, including supply chain constraints or other challenges; difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages; risks associated with our international operations, including our substantial manufacturing operations in China; risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with fluctuations in foreign currency exchange rates and interest rates; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. legal and regulatory requirements, including tax laws, trade and tariff policies; and the risk factors detailed from time to time in the Company's Securities and Exchange Commission (“SEC”) reports, including in the “Risk Factors” section of our most recent Annual Report on Form 10-K and in subsequent reports. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

Non-GAAP Financial Measures

The Non-GAAP measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP").  These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our Non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation.  We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods.  We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net sales	$169,203	$147,142	$654,233	$543,494
Cost of sales	116,696	107,877	470,780	409,111
Gross profit	52,507	39,265	183,453	134,383
As a % of net sales	31.0%	26.7%	28.0%	24.7%

Research and development costs	5,857	5,590	20,238	21,891
Selling, general and administrative expenses	25,126	21,854	92,342	86,612
As a % of net sales	14.8%	14.9%	14.1%	15.9%
Restructuring charges	3,322	526	7,322	1,201
Gain on sale of property	-	-	(1,596)	(6,578)

Income from operations	18,202	11,295	65,147	31,257
As a % of net sales	10.8%	7.7%	10.0%	5.8%

Interest expense	(968)	(528)	(3,379)	(3,542)
Other income/expense, net	218	(847)	(2,709)	(388)
Earnings before income taxes	17,452	9,920	59,059	27,327

Provision for income taxes	3,412	1,912	6,370	2,506
Effective tax rate	19.6%	19.3%	10.8%	9.2%
Net earnings	$14,040	$8,008	$52,689	$24,821
As a % of net sales	8.3%	5.4%	8.1%	4.6%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,142	2,145	2,143	2,145
Class B common shares - basic and diluted	10,502	10,322	10,394	10,258

Net earnings per common share:
Class A common shares - basic and diluted	$1.06	$0.61	$4.01	$1.90
Class B common shares - basic and diluted	$1.12	$0.65	$4.24	$2.02

(1) The supplementary information included in this press release for 2022 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$70,266	$61,756
Accounts receivable, net	107,274	87,135
Inventories	172,465	139,383
Other current assets	31,403	40,742
Total current assets	381,408	329,016
Property, plant and equipment, net	36,833	38,210
Right-of-use assets	21,551	21,252
Goodwill and other intangible assets, net	79,209	87,646
Other assets	41,465	35,722
Total assets	$560,466	$511,846

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$64,589	$65,960
Operating lease liability, current	5,870	6,880
Other current liabilities	65,845	39,172
Total current liabilities	136,304	112,012
Long-term debt	95,000	112,500
Operating lease liability, long-term	15,742	14,668
Other liabilities	51,074	63,923
Total liabilities	298,120	303,103
Stockholders' equity	262,346	208,743
Total liabilities and stockholders' equity	$560,466	$511,846

(1) The supplementary information included in this press release for 2022 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Net Earnings to EBITDA and Adjusted EBITDA(2)
(in thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

GAAP Net earnings	$14,040	$8,008	$52,689	$24,821
Interest expense	968	528	3,379	3,542
Provision for income taxes	3,412	1,912	6,370	2,506
Depreciation and amortization	3,259	4,347	14,863	16,861
EBITDA	$21,679	$14,795	$77,301	$47,730
% of net sales	12.8%	10.1%	11.8%	8.8%

Unusual or special items:
Gain on sale of property	-	-	(1,596)	(6,578)
Restructuring charges	3,322	526	7,322	1,201
Acquisition-related costs	-	-	-	483

Adjusted EBITDA	$25,001	$15,321	$83,027	$42,836
% of net sales	14.8%	10.4%	12.7%	7.9%

(1) The supplementary information included in this press release for 2022 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Measures to Non-GAAP Measures(2)
(in thousands, unaudited)

The following tables detail the impact that certain unusual or special items had on the Company's net earnings per common Class A and Class B basic and diluted shares ("EPS") and the line items in which these items were included on the consolidated statements of operations.

	Three Months Ended December 31, 2022					Three Months Ended December 31, 2021
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$17,452	$3,412	$14,040	$1.06	$1.12	$9,920	$1,912	$8,008	$0.61	$0.65
Restructuring charges	3,322	505	2,817	0.21	0.22	526	70	456	0.04	0.04
Non-GAAP measures	$20,774	$3,917	$16,857	$1.27	$1.35	$10,446	$1,982	$8,464	$0.65	$0.69

	Year Ended December 31, 2022					Year Ended December 31, 2021
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$59,059	$6,370	$52,689	$4.01	$4.24	$27,327	$2,506	$24,821	$1.90	$2.02
Items included in SG&A expenses:
Acquisition-related costs	-	-	-	-	-	483	111	372	0.03	0.03
Gain on sale of property	(1,596)	(367)	(1,229)	(0.09)	(0.10)	(6,578)	-	(6,578)	(0.51)	(0.53)
Restructuring charges	7,322	1,495	5,827	0.45	0.47	1,201	189	1,012	0.08	0.08
Write-off of deferred financing costs	-	-	-	-	-	820	189	631	0.05	0.05
Non-GAAP measures	$64,785	$7,498	$57,287	$4.36	$4.61	$23,253	$2,995	$20,258	$1.55	$1.65

(1) The supplementary information included in this press release for 2022 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.